EXHIBIT 23.1




To the Board of Directors
Ames National Corporation
Ames, Iowa

We consent to the incorporation by reference in Registration Statement No. 333-89772 of Ames National Corporation on Form S-8 of our report, dated January 24, 2003 appearing in this Annual Report on Form 10-K of Ames National Corporation for the year ended December 31, 2002.


/s/ McGladrey & Pullen, LLP
---------------------------


Des Moines, Iowa
March 27, 2003


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